                                                                   Exhibit 10.28

BEHRINGER MANNHEIM U.S. HOLDINGS, INC.
EXCESS BENEFIT RETIREMENT PLAN
(Effective as of January 1, 1991)

Article I. Establishment of the Plan

     1.1 Establishment and Restatement. Boehringer Mannheim U.S. Holdings, Inc. (the "Company") hereby establishes an excess benefits plan on behalf of the Company, its subsidiaries, and other affiliated corporations (collectively, the "Employers"). Such plan is hereby adopted, effective as of January 1, 1991, and shall to be known as the "Boehringer Mannheim U.S. Holdings, Inc. Excess Benefit Retirement Plan" (the "Plan").

     1.2 Purpose of Plan. The Company sponsors the Boehringer Mannheim U.S. Holdings, Inc. Retirement Income Plan (the "RIP Plan"), for the benefit of U.S. employees of the Employers and their beneficiaries. The RIP Plan is intended to operate as a "qualified plan" as that term is defined under the Internal Revenue Code (the "Code").

The RIP Plan is subject to limitations under section 415 of the Code that sometimes result in the diminution of allocations on behalf of certain employees. This Plan is established to offset this diminution for eligible employees, is intended as an unfunded excess benefit plan as defined in section 3(36) of ERISA, and is fully exempt from the provisions of ERISA pursuant to section 4(b)(5) thereof.

ARTICLE II. DEFINITIONS AND CONSTRUCTION

        2.1 Definitions. Whenever the following terms are used in this Plan, they shall have the meaning specified unless a contrary intention is specifically and clearly indicated.
(a) "Administrative Committee" means the committee designated by the Board to administer the RIP Plan.
(b)     "Board" means the Board of Directors of the Company.
(c) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time. Reference to a section of the Code shall also include any comparable provision of the Code that supercedes said section.
(d) "Company" means Boehringer Mannheim U.S. Holdings, Inc., an Indiana corporation, or any successor corporation resulting from a merger or consolidation with the Company or transfer of substantially all of the assets of the Company.
(e) "Employer" means the Company and any other entity which is an "Employer" as that term is defined in the RIP Plan.
(f) "Participant" means an employee of an Employer who has met the participation requirements set forth in section 4.1 of the Plan.
(g)     "Plan" means this Boehringer Mannheim U.S. Holdings, Inc. Excess Benefit
        Plan.

        2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders; the plural shall include the singular and the singular shall include the plural.

        2.3 Employment Rights. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the employment of an Employer or to any benefits not specifically provided by the Plan.

     2.4 Applicable Law. This Plan provides benefits limited by Section 415 of the Code; therefore, it is fully exempt from the provisions of ERISA pursuant to
Section 4(b)(5) thereof and shall be governed and construed in accordance with the laws of the State of Indiana.

Article III. Administration

     3.1 Administration. Except as specifically provided elsewhere in the Plan, the Administrative Committee shall have all such powers as may be necessary to carry out the provisions of the Plan and the transaction of the Plan's business. The authority granted under this Article shall be subject to the right of the Board to amend or terminate the Plan, as provided in section 8.1.

     3.2 Finality of Determination. The determination of the Administrative Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

     3.3 Indemnification and Exculpation. The members of the Administrative Committee, their agents and officers, and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

     3.4 Self Interest. A member of the Administrative Committee who is also a Participant shall not vote on any question relating specifically to himself.

Article IV. Participation and Benefits

        4.1 Participation. An employee will become eligible to participate in this Plan on the first day of a year following any calendar year in which the amounts allocable to his account under the RIP Plan are limited by the defined contribution limit under section 415(c)(1) of the Code.

        4.2 Establishment of Accounts. The Company shall establish an account on its books on behalf of each Participant in this Plan. A Participant's account will be credited with the employer contribution that would have been credited to his account under the RIP Plan if the contributions to the RIP Plan were not limited by the defined contribution limit under section 415(c)(1) of the Code, reduced by the employer contribution actually credited to his account under the RIP Plan.

        4.3  Earnings. The account established for each Participant pursuant to section 4.2 shall be adjusted to reflect an assumed rate of earnings. Such rate shall be the rate of earnings achieved by the GIC Fund maintained under the RIP Plan.

        4.4 Payment of Accounts. The account established for each Participant under section 4.2, increased for earnings under section 4.3, shall be payable to the Participant as soon as practical following his termination of employment. The account shall be paid in a single lump sum payment.

        4.5 Payments Upon Death. Each Participant shall have the right to designate a beneficiary to receive death benefits under this Plan. In the absence of such a designation, the beneficiary of the Participant under the RIP Plan will be the beneficiary of the Participant's benefits under this Plan. In the event of a Participant's death prior to the payment of benefits under section 4.4, the Participant's beneficiary shall receive the balance in the Participant's account under section 4.3 in a single lump sum payment as soon as practicable following the death of the Participant.

Article V. Limitations
----------------------

        5.1     Vesting. Notwithstanding anything to the contrary in Article
                -------
IV, a participant shall forfeit any portion of his account under this plan (and any earnings thereon) if the Participant's employment with the company and all affiliates terminates before the Participant completes five years of service with the Company.

        5.2     Maximum Benefits. The maximum amount allocable to a Participant
                ----------------
under section 4.2 for any single calendar year shall be $10,000.

        5.3     Minimum Benefit. Notwithstanding anything to the contrary in
                ---------------
Article IV, no amount will be allocated to a Participant's account under section
4.2 if the allocation is less than $100.

Article VI. Miscellaneous


        6.1     Amendment and Termination. The Board may at any time terminate
                -------------------------
or amend the Plan in any respect. A termination or amendment of the Plan shall not, without the written consent of a Participant, adversely affect the rights of the Participant with respect to amounts credited to the Participant's account under Article V prior to such termination or amendment.

        6.2     Funding. All amount paid under this Plan shall be paid in cash
                -------
from the general assets of the Employer, unless paid from a grantor trust established under section 671 of the Code. Such amounts shall be reflected on the accounting records of the Employer but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No employee shall have any right, title or interest whatever in or to any investment reserves, accounts or funds that the Employer may purchase, establish or accumulate to aid in providing the benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Employer and an employee or any other person. Neither an employee or beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor.

        6.3     Tax Liability. The Company may withhold, or direct the
                -------------
withholding of, from any payment of Benefits hereunder any taxes required to be withheld and such sum as the Company may reasonably estimate to be necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

        6.4     Assignment. The Participant may not assign, pledge, or otherwise
                ----------
transfer or encumber any of Participant's benefits under this Plan.

        6.5     Successors. The Plan and the rights and obligations of the
                ----------
Company hereunder shall be binding upon, and inure to the benefit of the Participants and their beneficiaries only, and the successors and assigns of the Company.

        6.6     Severability.  In the event that any one or more of the
                ------------
provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        6.7     Nonuniform Determinations. The determinations of the
                -------------------------
Administrative Committee under the Plan need not be uniform and may be made selectively among Participants who receive, or are eligible to receive, benefits under the Plan, whether or not such Participants are similarly situated. Such determinations, however, may not result in payment to a Participant of an amount that is less than the amount that is otherwise provided for under the terms of this Plan.

        6.8     Separation From Other Plans. Except as otherwise required by
                ---------------------------
law, no benefits under the Plan shall be taken into account in determining any benefit under any other pension, retirement, thrift, profit sharing, 401(k), group insurance, or other benefit plan maintained or hereafter established by the Company.

        6.9     Effective Date. This Plan, as initially adopted, is effective
                --------------
as of January 1, 1991.

* * * * * * * * * * *

     IN WITNESS WHEREOF, BOEHRINGER MANNHEIM U.S. HOLDINGS, INC. has caused this instrument to be executed by its duly authorized officers on this ______ day of ___________, 1991, effective as of the 1st day of January 1991.


                                      BOEHRINGER MANNHEIM
                                       U.S. HOLDINGS, INC.

ATTEST:

                                      By
                                         ------------------------------------

By
   ---------------------------------

4687LEBR.A1/08 2

                                FIRST AMENDMENT
                                ---------------
                                    to the
                    BOEHRINGER MANHEIM U.S. HOLDINGS, INC.
                    --------------------------------------
                        EXCESS BENEFIT RETIREMENT PLAN
                        ------------------------------
                       (Effective as of January 1, 1991)

     WHEREAS, Boehringer Mannheim U.S. Holdings, Inc. (the "Company") has adopted the Boehringer Mannheim U.S. Holdings, Inc. Excess Benefit Retirement Plan (the "Plan") for the benefit of eligible employees and has reserved the right to amend the Plan; and

     WHEREAS, the Company deems it appropriate to amend the Plan in order to change the name of the Plan and to make several other minor changes to the design of the Plan;

     NOW, THEREFORE, the Plan is amended as follows:

 1. Effective January 1, 1991, the name of the Plan shall be changed from the "Boehringer Mannheim U.S. Holdings, Inc. Excess Benefit Retirement Plan" to the "Boehringer Mannheim U.S. Holdings, Inc. Retirement Excess Plan." All references in the Plan document shall be changed accordingly.

 2. Effective as of January 1, 1991, the first sentence of section 4.4 of the Plan is revised to read as follows:

     "The account established for each Participant under section 4.2, increased for earnings under section 4.3, shall be payable to the Participant when such Participant becomes eligible to receive benefits under the RIP Plan."

 3. Effective as of January 1, 1991, section 5.3 of the Plan is deleted in its entirety.

                             * * * * * * * * * *

                                      -1-

4687LEBR.A1/08 2

        IN WITNESS WHEREOF, BOEHRINGER MANNHEIM U.S. HOLDINGS, INC. have caused this Amendment to be executed by its duly authorized officers on this _____ day of __________________ 199__, effective as of the dates set forth herein.


                                        BOEHRINGER MANNHEIM
                                         U.S. HOLDINGS, INC.

ATTEST:
                                        By
                                          --------------------------------
                                          Its
                                             -----------------------------
By
  ---------------------------
  Its
     ------------------------

                               Second Amendment
                                    of the
                   Boehringer Mannheim U.S. Holdings, Inc.
                            Retirement Excess Plan
                        (Effective as January 1, 1991)

Whereas, Boehringer Mannheim U.S. Holdings, Inc. (the "Company") has adopted the Boehringer Mannheim U.S. Holdings, Inc. Retirement Excess Plan (the "Plan") for the benefit of eligible employees and has reserved the right to amend the Plan; and

Whereas, the Company deems it appropriate to amend the Plan in order to provide for the change in its name to Corange U.S. Holdings, Inc.

Now, Therefore, the Plan is amended as follows, effective as of January 1, 1994:

1. "Corange U.S. Holdings, Inc." as hereby substituted for "Boehringer Mannheim U.S. Holdings, Inc." as the "Company" for all purposes under the Plan. All references within the Plan to "Boehringer Mannheim U.S. Holdings, Inc." shall be deemed to refer to "Corange U.S. Holdings, Inc."

2. The name of the Plan is changed from the "Boehringer Mannheim U.S. Holdings, Inc. Retirement Excess Plan" to the "Corange U.S. Holdings, Inc. Retirement Excess Plan."

3. The name of the qualified plan identified in section 1.2 of the Plan is changed from the "Boehringer Mannheim Holdings, Inc. Retirement Income plan" to the "Corange Retirement Income Plan."

                                  **********

IN WITNESS WHEREOF, Corange U.S. Holding, Inc. has caused this Amendment to be executed by its duly authorized officers on this ____ day of __________________, 199__, effective as of January 1, 1994.

                                        Corange U.S. Holdings, Inc.

Attest:
                                        By
                                          ---------------------------------
                                          Its
                                             ------------------------------
By
  ---------------------------
  Its
     ------------------------


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